Safe Harbor
In the presentation that follows and in related comments by General Motors Acceptance Corporation's management, our use of the words "expect", "anticipate", "project", "estimate", "forecast", "objective", "plan", "goal", "outlook", "target", "pursue" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GMAC's most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates, significant terrorist attacks or political instability in the major markets where we operate; changes in the laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; and the threat of terrorism, the outbreak or escalation of hostilities between the United States and any foreign power or territory and changes in international political conditions may continue to affect both the United States and the global economy and may increase other risks. Use of the term "loans" describes products associated with direct and indirect lending activities of GMAC's global operations. The specific products include retail installment sales contracts, loans, lines of credit, leases and other financing products. The term "originate" refers to GMAC's purchase, acquisition or direct origination of various "loan" products. Safe Harbor

GMAC Update Eric Feldstein Chairman, GMAC

GMAC Consolidated Net Income

GMAC 2004 Financial Results • Achieved in a difficult environment - Credit rating downgrades - Rising market interest rates - Widening GMAC borrowing spreads - Declining mortgage volume

GMAC Sustainable Net Income Prelim. • 2003 not an aberration • GMAC earnings power going forward more in line with 2003/2004 than with historical results

GMAC 2005 Objectives • Net income — Earn at least $2.5 billion • Dividends to GM — Remit in excess of $2.0 billion • Strong liquidity position — Ensure ample funding under downside scenarios

GMAC 2005 Net Income Financing Operations Insurance Operations Mortgage Operations At least $2.5 Billion

GMAC 2005 Mortgage Outlook Industry Volume GMAC Mortgage Profitability

GMAC Mortgage Operations • Volume up 46% in 2003 ^ Profits up 130% • Volume down 30% in 2004 ^ Profits down only 10%

GMAC 2005 GMAC Mortgage Outlook • Growing market share in residential -Expect 8th year in a row of market share gains • Mortgage servicing income tends to increase in a rising interest rate environment -Natural hedge to mortgage lending business • Growing investment/asset management business -Not overly sensitive to industry volume • Expanding international mortgage operations

GMAC 2005 Net Income Financing Operations Insurance Operations Mortgage Operations At least $2.5 Billion

GMAC insurance Operations 2003-2004
• Insurance premium growth ( G ) • Underwriting performance ( G ) • Investment portfolio performance ( G )

GMAC insurance Operations 2005 Outlook •Insurance premium growth ( G ) •Underwriting performance ( G ) •Growth in international markets ( G ) •Income from investment portfolio ( G )
$Millions 1/1/03 1/1/04 9/30/04 Market value of $5,080 $6,248 $6,625 investment portfolio

GMAC 2005 Net Income
Financing Operations Insurance Operations Mortgage Operations At least $2.5 Billion

GMAC 2005 Challenges Challenge • Rising interest rates - Cost of floating rate debt will increase Mitigating Factor • GMAC has rebalanced its debt portfolio - Replaced a large portion of floating rate debt with fixed rate debt at attractive levels

GMAC 2005 Challenges Challenge • Widening borrowing spreads on GMAC unsecured debt Mitigating Factor • GMAC has reduced its reliance on “expensive” unsecured debt - Tapping many forms of lower-cost secured funding

GMAC U.S. Funding Mix Institutional Unsecured Retail Asset Backed Securities Whole Loan Sales

GMAC change in Auto Finance Business Model • Transition from “Storage Business” to “Moving Business” • Historical model: “Storage Business” — Originate auto loans — Store on GMAC balance sheet • New model: “Moving Business” — Originate auto loans — Sell auto loans to financial institutions — GMAC retains servicing after loan is sold

GMAC Originate Auto Finance Model CMAC Financial Institutions “Front-End” “Back-End” • Unique origination platform • Captive financing for • Low cost of funds GM’s subverted business u Balance sheet capacity • Auto loan underwriting expertise • Loan servicing expertise

GAMAC Auto Finance Originate/Sell Model • GMAC will remain “face” to dealer/customer -GMAC originates loan -GMAC services loan -Sale of auto loan “irrelevant” to dealer/customer • GMAC will continue to provide strong strategic support for GM Vehicle Operations — Wholesale and retail auto financing

GMAC Financing Outlook
2005 Outlook
• Rising interest rates ( Y ) • Widening borrowing spreads ( Y ) • Balance sheet capacity ( Y ) • Credit losses ( G )

GMAC 2005 Net Income Financing Operations Insurance Operations Mortgage Operations At least $2.5 Billion

GMAC Dividends Memo: Y-E Funding to 10.9:1 10.4:1 9.8:1 Equity Ratio

GMAC 2005 Objectives • Net income - Earn at least $2.5 billion • Dividends to GM - Remit in excess of $2.0 billion • Strong liquidity position - Ensure ample funding under downside scenarios

GMAC strong Liquidity Position • Large cash balances - $24.4 billion at end of September • Many new funding channels cultivated • Funding to equity ratio reduced • Term debt maturities extended

GMAC Liquidity Profile
Asset and Liability Scheduled Maturities* * As of September 30, 2004. Excludes on-balance sheet secured assets and on-balance sheet secured debt I

GMAC Residential Mortgage Operation Stand-alone Credit Rating GM GM/GMAC Automotive GMAC Credit Rating RFC Residential Residential Capital

GMAC Summary • GMAC continues to produce record earnings despite difficult challenges • GMAC implementing strategic changes to ensure sustainable earnings long term -Funding strategies altered -Shift to “originate/sell” model • GMAC providing support to GM Vehicle Operations with auto financing activities globally